EXHIBIT 99.1

Text of Press Release dated July 21, 2004

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 614-5751	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 813-8275

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS SECOND QUARTER 2004

NET INCOME OF $24.5 MILLION OR $0.43 PER SHARE

NET INCOME GREW BY 6% FROM LAST YEAR WITH STRONG CREDIT QUALITY RESULTS

PALO ALTO, Calif., July 21, 2004 – Greater Bay Bancorp (Nasdaq:GBBK), a $7.6 billion in assets financial services holding company, today announced results for the second quarter and six months ended June 30, 2004.

For the second quarter of 2004, Greater Bay Bancorp’s net income was $24.5 million, or $0.43 per diluted share, compared to $24.9 million, or $0.43 per diluted share, for the first quarter of 2004, and $23.1 million, or $0.41 per diluted share, for the second quarter of 2003. For the first six months of 2004, net income was $49.4 million, or $0.86 per diluted share, compared to $48.2 million, or $0.86 per diluted share for the first six months of 2003.

Return on average common equity for the second quarter of 2004 rose to 15.46% from 14.82% in the first quarter of 2004, and 14.62% in the second quarter of 2003. Return on average assets for the second quarter of 2004 was 1.29% compared to 1.32% in the first quarter of 2004, and 1.15% in the second quarter of 2003. Return on average common equity for the first six months of 2004 was 15.13% compared to 15.59% for the same period in 2003. Return on average assets rose to 1.31% for the first six months of 2004 vs. 1.21% for the first six months in 2003.

“We are pleased to report another quarter of solid operating performance,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “Attrition in our loan portfolio has abated and, while not an absolute predictor of future results, we currently perceive an increased level of potential new borrowing activity within our client base. Both results and trends in our key credit metrics were excellent for the period, expenses were well-controlled, and we took effective managerial steps to address the impact of changes in the interest rate environment on our financial position.”

Non-Interest Income

Non-interest income for the second quarter of 2004 increased to $46.6 million from $42.3 million in the second quarter of 2003. This increase was primarily attributable to an increase in insurance commissions and fees of $5.0 million in the Company’s insurance subsidiary, ABD Insurance and Financial Services (“ABD”). This increase was partially offset by a decrease of $1.0 million in the gain on sale of investment securities in the second quarter of 2004 compared to the same period in 2003.

Non-interest income during the second quarter of 2004 declined by $0.9 million from the $47.5 million reported in the first quarter of 2004. This decrease was largely attributable to a cyclical reduction of $1.7 million in ABD commissions and fees, which was partially offset by an increase of $0.8 million in bank non-interest revenue.

For the first half of 2004, non-interest income rose to $94.1 million from $87.1 million for the same period one year ago. This growth included an increase of $9.2 million in ABD commissions and fees, which was partially offset by a decline of $2.3 million in bank non-interest revenue.

Non-interest income as a percentage of total revenues increased in the second quarter of 2004 to 39.3% compared to 38.6% in the first quarter of 2004, and 36.4% in the second quarter of 2003. For the first half of 2004, this figure stood at 39.0%, which reflected an increase from 36.7% for the same period in 2003.

Operating Expenses

Operating expenses for the second quarter of 2004 increased by $4.8 million to $77.1 million relative to the second quarter of 2003. The major component of this increase was a rise of $5.4 million in expenses at ABD, which were partially offset by a $0.6 million decline in bank-level expenses.

Operating expenses decreased during the second quarter of 2004 by approximately $3.0 million compared to the first quarter of 2004. This decrease was largely due to a decline of $2.5 million in employee benefits costs that reflected the seasonality of payroll tax expenses.

Operating expenses for the first half of 2004 rose by $11.5 million compared to the same period in 2003. This growth was largely attributable to an increase in ABD expenses of $10.0 million.

Balance Sheet

At June 30, 2004, Greater Bay Bancorp’s total assets were $7.6 billion, total investments were $2.3 billion, total loans were $4.4 billion and total deposits were $5.3 billion.

Total loans grew by $6.8 million at June 30, 2004 from the March 31, 2004 level. This figure includes the impact of the sale of Matsco loans totaling approximately $14.4 million and the write-down of corporate finance loans of $2.0 million which occurred during the second quarter in this discontinued business area. Excluding these items, total loans increased by $23.2 million, an annualized rate of 2.09%.

Between June 30, 2003 and June 30, 2004, total loans declined by $264.6 million. This year-over-year portfolio contraction was almost entirely related to a decline in construction loan outstandings of $256.5 million, which the Company believes to be consistent with the relatively diminished level of construction activity in its primary market area.

Total core deposits (excluding institutional time deposits) increased by $268.0 million as of June 30, 2004, compared to March 31, 2004, and by $469.2 million compared to June 30, 2003. This represents respective period-over-period annualized growth rates of 22.70% and 10.32%. Results in the second quarter partially benefited from success in securing sizable additions to certain relationship balances, which may be temporary in nature, as well as from normal organic portfolio growth. Institutional deposits and other wholesale borrowings at June 30, 2004 declined by $710.5 million compared to June 30, 2003 and by $142.5 million compared to March 31, 2004.

“We are pleased to have posted nominal growth in loan outstandings for the period and believe that these results are a direct consequence of the attention and energies that have been applied to this critical area of our business,” stated Mr. Scordelis. “Our sustained record of core deposit growth represents what we believe to be an enduring strength that will serve us well in terms of both our future growth and balance sheet flexibility.”

During the second quarter of 2004, total investments increased by $80 million to $2.26 billion. From June 30, 2003 to June 30, 2004, total investments declined by $383 million, which is reflective of the Company’s stated goal of maintaining an asset sensitive interest rate posture. During this second quarter of 2004, certain bank-level investments were re-designated as held-to-maturity (“HTM”) resulting in an outstanding HTM portfolio totaling $494 million and an available-for-sale (“AFS”) portfolio totaling $1.76 billion as of June 30, 2004.

“We believe that our investment portfolio actions during this period reflect our sensitivity to the dynamics of the interest rate environment and our efforts to prudently manage capital and interest rate risk,” commented James S. Westfall, Executive Vice President and Chief Financial Officer of Greater Bay Bancorp. “The reclassification of nearly one-quarter of our portfolio to HTM status was a reflection of the overall nature and needs of our balance sheet and also provided a degree of desirable insulation to our tangible equity level.”

Credit Quality Overview

Net charge-offs in the second quarter of 2004 were $4.0 million, or 0.36% of average annualized loans, compared to $6.5 million or 0.55% one year ago. Second quarter net charge-offs included approximately $2.0 million related to the Company’s discontinued Shared National Credit / corporate finance business. Excluding this discontinued business, losses for the period represented an annualized 0.18% net charge-off rate.

Nonperforming assets were $42.2 million at June 30, 2004, a reduction from $49.2 million at March 31, 2004 and from $49.0 million at June 30, 2003. The ratio of nonperforming assets to total assets was 0.55% at June 30, 2004, compared to 0.64% at March 31, 2004 and 0.61% at June 30, 2003. The ratio of non-accrual loans to total loans was 0.95% at June 30, 2004, compared to 1.08% at March 31, 2004 and 0.99% at June 30, 2003. Nonperforming assets at June 30, 2004 were at the lowest level since March 31, 2003.

The Company’s provision for loan losses was $2.0 million for the second quarter of 2004 compared to $2.0 million for the first quarter of 2004, and $6.7 million for the second quarter of

2003. The provision for the first half of 2004 was $4.0 million compared to $13.2 million for the first half of 2003. Provision reductions reflect improved loan portfolio credit quality and declines in actual loss experience.

The allowance for loan losses was $120.6 million, or 2.71% of total loans, at June 30, 2004, compared to $122.6 million, or 2.76% of total loans, at March 31, 2004 and $130.0 million, or 2.75% of total loans, at June 30, 2003.

“While we remain vigilant, we are quite pleased with our reported credit performance metrics,” commented Mr. Scordelis. “Our level of non-performing assets has declined by nearly 32% since year-end 2003, and the comparatively low net charge-off levels in both our community banking and specialty finance areas continued the favorable trend that has been reported in recent quarters.”

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

The Company’s total tangible equity to tangible assets ratio was 6.67% at June 30, 2004 compared to 6.90% as of March 31, 2004, and 6.71% at June 30, 2003. The reduction in this ratio during the second quarter was primarily attributable to a downward investment securities valuation of $41.0 million reflective of increased market interest rates.

At June 30, 2004, year-to-date repurchases under the Company’s $70.0 million share repurchase program totaled approximately 1.8 million shares at an average price of $27.64 per share. Remaining unused authority at June 30, 2004 was $20.5 million.

Net Interest Margin and Interest Rate Risk Management

Greater Bay Bancorp’s net interest margin for the second quarter of 2004 was 4.29%, compared to 4.51% for first quarter of 2004 and 4.11% for the second quarter of 2003.

The 0.22% reduction from the net interest margin level in the first quarter was primarily due to an increase in the premium amortization expense recorded on the Company’s investment portfolio that reflected higher prepayment levels experienced in the second quarter. Additionally, a decline in the yield of the Company’s loan portfolio due to a shift in the portfolio mix was a contributing factor.

The Company currently adheres to a core strategy of maintaining a relatively neutral interest rate risk position. Within that context, its strategy may be tactically adjusted in response to its interest rate outlook and general portfolio dynamics. At present, the Company’s position is asset sensitive.

Outlook For The Remainder of 2004

•	Loan growth – based on the current forecast of moderate economic growth in our market area, and our clients’ current business outlook, we anticipate future loan portfolio growth ranging from the low single to mid-single digits. Even though we are now noting signs of limited job growth and improvement in the commercial real estate environment, the Bay Area economy continues to be challenging.

•	Deposit growth – we anticipate future core deposit growth in the mid-single digits. We will adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.

•	Credit quality– based on our continued aggressive credit risk management and the current economic outlook, we anticipate that future net charge-offs could range from 60 basis points to 70 basis points of average loans outstanding.

•	Net interest margin – based on balance sheet trends and the rate sensitivity of the Company’s assets and liabilities, we expect the margin to fluctuate in the 4.40% to 4.50% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PDT) on July 21, 2004. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info.” link, or through http://www.FullDisclosure.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PDT on July 21 through midnight on July 28, 2004, by dialing 800-642-1687 or 706-645-9291 and providing Conference ID 8739042.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through its community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized lending and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in consolidating the bank subsidiaries and in realizing operating efficiencies; (3) government regulation; and (4) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

Greater Bay Bancorp ’s Second Quarter 2004 Earnings Results

July 21, 2004

GREATER BAY BANCORP

JUNE 30, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

	Jun 30 2004	Mar 31 2004	Dec 31 2003	Sept 30 2003	Jun 30 2003
Cash and Due From Banks	$242,517	$251,895	$238,534	$258,054	$278,989
Fed Funds Sold	22,000	216,000	35,000	53,000	15,000
Securities	2,256,839	2,177,330	2,229,509	2,402,434	2,639,714
Loans:
Commercial	1,941,573	1,929,257	1,937,766	1,945,030	1,992,499
Term Real Estate - Commercial	1,658,921	1,632,921	1,636,356	1,656,059	1,650,330

Total Commercial	3,600,494	3,562,178	3,574,122	3,601,089	3,642,829
Real Estate Construction and Land	415,155	479,692	537,079	604,172	671,666
Real Estate Other	268,947	261,127	273,504	253,502	244,955
Consumer and Other	171,003	146,022	167,593	158,119	162,928
Deferred Fees and Discounts, Net	(12,575)	(12,812)	(14,491)	(15,413)	(14,803)

Total Loans, Net of Deferred Fees and Discounts	4,443,024	4,436,207	4,537,807	4,601,469	4,707,575
Allowance for Loan and Lease Losses	(120,625)	(122,609)	(126,168)	(128,499)	(130,030)

Total Loans, Net	4,322,399	4,313,598	4,411,639	4,472,970	4,577,545
Goodwill	178,317	178,317	177,991	148,714	145,005
Other Intangible Assets	43,544	45,778	47,238	51,102	44,294
Other Assets	547,679	458,429	461,512	408,027	389,778

Total Assets	$7,613,295	$7,641,347	$7,601,423	$7,794,301	$8,090,325

Deposits:
Demand, Non-Interest Bearing	$1,045,651	$1,030,169	$1,077,648	$1,043,433	$975,122
NOW, MMDA and Savings	3,361,211	3,133,005	2,858,647	2,865,841	2,873,737
Time Deposits, $100,000 and over	725,753	696,885	735,657	768,712	808,723
Other Time Deposits	174,297	321,384	640,715	760,925	890,669

Total Deposits	5,306,912	5,181,443	5,312,667	5,438,911	5,548,251

Other Borrowings	1,112,334	1,270,255	1,071,880	1,215,677	1,295,373
Subordinated Debt (1)	210,311	210,311	210,311	210,311	210,311
Other Liabilities	253,396	227,877	240,746	193,303	301,793

Total Liabilities	6,882,953	6,889,886	6,835,604	7,058,202	7,355,728

Preferred Stock of Real Estate Investment Trust Subsidiaries	15,302	15,302	15,302	15,302	15,302

Convertible Preferred Stock	91,924	92,050	91,752	80,441	80,441
Common Shareholders’ Equity	623,116	644,109	658,765	640,356	638,854

Total Equity	715,040	736,159	750,517	720,797	719,295

Total Liabilities and Total Equity plus Minority Interest	$7,613,295	$7,641,347	$7,601,423	$7,794,301	$8,090,325

Average Quarterly Total Loans, excluding Nonaccrual	$4,414,731	$4,450,875	$4,494,411	$4,623,844	$4,720,462
Average Quarterly Securities	$2,325,402	$2,272,026	$2,397,036	$2,487,171	$2,483,795
Average Quarterly Interest Earning Assets	$6,740,133	$6,722,901	$6,891,447	$7,111,015	$7,204,257

Average Quarterly Deposits	$5,280,262	$5,210,518	$5,382,868	$5,509,736	$5,661,474
Average Quarterly Interest Bearing Liabilities	$5,613,803	$5,533,915	$5,720,832	$6,039,904	$6,256,372

Average Quarterly Assets	$7,640,836	$7,557,473	$7,700,455	$7,965,048	$8,062,273
Average Quarterly Common Shareholders’ Equity	$638,371	$674,670	$651,027	$636,796	$634,315
Average Quarterly Total Equity	$730,420	$766,721	$735,280	$717,237	$714,908

Average YTD Interest Earning Assets	$6,731,632	$6,722,901	$7,084,821	$7,152,886	$7,163,416
Average YTD Assets	$7,598,494	$7,557,473	$7,918,177	$7,991,519	$8,004,518
Average YTD Common Shareholders’ Equity	$656,520	$674,670	$633,503	$628,211	$623,847
Average YTD Total Equity	$748,570	$766,721	$714,113	$708,836	$704,566

Total Regulatory Capital
Tier I Capital	$727,214	$704,790	$745,586	$735,514	$730,432
Total Risk-based Capital	$799,306	$775,571	$818,743	$808,986	$805,431

Nonperforming Assets
Nonaccrual Loans	$42,230	$48,042	$61,700	$58,072	$46,491
OREO	—	1,200	—	—	2,500

Total Nonperforming Assets	$42,230	$49,242	$61,700	$58,072	$48,991

Greater Bay Trust Company Assets	$647,022	$640,063	$629,333	$619,528	$616,847

(1)	Effective December 31, 2003, the Company adopted certain provisions of FASB Interpretation No. 46, as a result of which the liability previously reported as Trust Preferred Securities has been replaced with Subordinated Debt. Prior periods have been restated accordingly.

Greater Bay Bancorp’s Second Quarter 2004 Earnings Results

July 21, 2004

GREATER BAY BANCORP

JUNE 30, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003	Second Quarter 2003
Interest Income	$93,604	$96,745	$98,197	$98,728	$103,450
Interest Expense	21,722	21,374	22,975	26,040	29,646

Net Interest Income Before Provision for Loan and Lease Losses	71,882	75,371	75,222	72,688	73,804
Provision for Loan and Lease Losses	2,000	2,000	7,000	8,000	6,700

Net Interest Income After Provision for Loan and Lease Losses	69,882	73,371	68,222	64,688	67,104

Non-interest Income:
Insurance Commissions and Fees	32,916	34,581	27,747	31,174	27,945
Rental Revenue on Operating Lease	2,665	2,317	1,934	1,537	1,234
Service Charges and Other Fees	2,624	2,623	2,754	2,792	2,995
Gains on Sale of Securities, net	2,117	1,166	764	38	3,136
Loan and International Banking Fees	2,026	1,974	2,188	2,668	2,421
Trust Fees	974	851	925	813	819
Gain on Sale of Loans	635	400	1,113	1,515	364
ATM Network Revenue	333	360	430	492	445
Other Income	2,335	3,201	2,678	2,895	2,962

Total Non-interest Income	46,625	47,473	40,533	43,924	42,321

Operating Expenses:
Salaries	40,840	41,480	40,878	40,295	38,084
Deferred Loan Origination Costs	(3,797)	(3,019)	(3,709)	(3,898)	(3,545)
Benefits	8,583	11,123	7,512	6,912	7,462

Total Compensation and Benefits	45,626	49,584	44,681	43,309	42,001
Occupancy and Equipment	10,251	10,205	10,390	10,695	10,171
Legal and Other Professional Fees	4,646	3,298	3,641	3,601	4,390
Depreciation - Equipment Leased to Others	2,252	1,905	1,712	1,096	1,072
Amortization of Intangibles	2,072	2,071	1,889	1,949	1,671
Telephone, Postage and Supplies	1,853	1,749	1,854	1,767	1,878
Marketing and Promotion	1,729	1,669	1,755	1,428	1,822
Data Processing	1,272	1,227	1,267	1,431	1,407
Insurance	1,257	1,271	837	1,131	1,283
Correspondent Bank Charges	692	862	1,036	1,101	1,277
FDIC Insurance and Regulatory Assessments	496	500	505	588	482
Client Services Expenses	272	327	337	294	318
Expenses on Other Real Estate Owned	214	134	—	546	518
Contribution to Greater Bay Bancorp Foundation	—	900	—	—	—
Other Expenses	3,987	3,886	3,711	3,152	3,502

	76,619	79,588	73,615	72,088	71,792
Dividends paid on Preferred Stock of Real Estate Investment Trust Subsidiaries	456	456	464	453	454

Total Operating Expenses	77,075	80,044	74,079	72,541	72,246

Income Before Provision for Income Taxes	39,432	40,800	34,676	36,071	37,179
Provision for Income Taxes	14,899	15,948	13,256	13,710	14,054

Net Income	$24,533	$24,852	$21,420	$22,361	$23,125

Greater Bay Bancorp’s Second Quarter 2004 Earnings Results

July 21, 2004

GREATER BAY BANCORP

JUNE 30, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED OPERATING DATA FOR THE SIX MONTH PERIODS:

	YTD Jun 30 2004	YTD Jun 30 2003
Interest Income	$190,349	$210,794
Interest Expense	43,096	60,823

Net Interest Income Before Provision for Loan and Lease Losses	147,253	149,971
Provision for Loan and Lease Losses	4,000	13,195

Net Interest Income After Provision for Loan and Lease Losses	143,253	136,776

Non-interest Income:
Insurance Commissions and Fees	67,497	58,587
Service Charges and Other Fees	5,247	5,826
Rental Revenue on Operating Lease	4,982	2,111
Loan and International Banking Fees	4,000	4,459
Gains on Sale of Securities, net	3,283	5,159
Trust Fees	1,825	1,576
Gain on Sale of Loans	1,035	1,907
ATM Network Revenue	693	851
Other Income	5,536	6,609

Total Non-interest Income	94,098	87,085

Operating Expenses:
Salaries	82,320	77,627
Deferred Loan Origination Costs	(6,816)	(6,596)
Benefits	19,706	16,402

Total Compensation and Benefits	95,210	87,433
Occupancy and Equipment	20,456	19,813
Legal and Other Professional Fees	7,944	9,352
Depreciation - Equipment Leased to Others	4,157	1,807
Amortization of Intangibles	4,143	3,342
Telephone, Postage and Supplies	3,602	3,624
Marketing and Promotion	3,398	2,937
Insurance	2,528	2,519
Data Processing	2,499	2,658
Correspondent Bank Charges	1,554	2,382
FDIC Insurance and Regulatory Assessments	996	980
Contribution to Greater Bay Bancorp Foundation	900	—
Client Services Expenses	599	662
Expenses on Other Real Estate Owned	348	519
Other Expenses	7,873	6,653

	156,207	144,681
Dividends paid on Preferred Stock of Real Estate Investment Trust Subsidiaries	912	907

Total Operating Expenses	157,119	145,588

Income Before Provision for Income Taxes	80,232	78,273
Provision for Income Taxes	30,847	30,051

Net Income	$49,385	$48,222

Greater Bay Bancorp’s Second Quarter 2004 Earnings Results

July 21, 2004

GREATER BAY BANCORP

JUNE 30, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Jun 30 2004	Mar 31 2004	Dec 31 2003	Sept 30 2003	Jun 30 2003
FINANCIAL RATIOS:
Loan to Deposit Ratio	83.72%	85.62%	85.41%	84.60%	84.85%
Ratio of Allowance for Loan and Lease Losses to:
Average Loans	2.71%	2.73%	2.77%	2.74%	2.73%
End of Period Loans	2.71%	2.76%	2.77%	2.78%	2.75%
Total Nonperforming Assets	285.64%	248.99%	204.49%	221.28%	265.42%

Ratio of Provision for Loan and Lease Losses to Average Loans, annualized	0.18%	0.18%	0.61%	0.68%	0.56%

Total Nonaccrual Loans to Total Loans	0.95%	1.08%	1.36%	1.26%	0.99%
Total Nonperforming Assets to Total Assets	0.55%	0.64%	0.81%	0.75%	0.61%

Ratio of Quarterly Net Charge-offs to Average Loans, annualized	0.36%	0.50%	0.81%	0.81%	0.55%
Ratio of YTD Net Charge-offs to YTD Average Loans	0.43%	0.50%	0.67%	0.63%	0.54%

Loan Growth, current quarter to prior year quarter	-5.62%	-6.00%	-5.29%	-1.97%	0.53%
Loan Growth, current quarter to prior quarter, annualized	0.62%	-9.01%	-5.49%	-8.94%	-0.99%

Loan Growth, YTD	-4.20%	-9.01%	-5.29%	-5.29%	-3.52%
Core Deposits Growth, current quarter to prior year quarter (1)	10.32%	6.20%	3.09%	4.20%	8.52%

Core Deposits Growth, current quarter to prior quarter, annualized	22.70%	16.20%	-0.35%	1.87%	6.83%

Core Deposits Growth, YTD	19.91%	16.20%	3.09%	4.26%	5.44%

Deposits Growth, current quarter to prior year quarter	-4.35%	-6.16%	0.77%	-0.09%	4.70%

Deposits Growth, current quarter to prior quarter, annualized	9.74%	-9.93%	-9.21%	-7.82%	1.92%

Deposits Growth, YTD	-0.22%	-9.93%	0.77%	4.23%	10.56%

Revenue Growth, current quarter to prior year quarter	2.05%	1.58%	-3.12%	-18.56%	-9.39%

Revenue Growth, current quarter to prior quarter, annualized	-14.20%	24.63%	-2.92%	1.66%	-15.94%

Net Interest Income Growth, current quarter to prior year quarter	-2.60%	-1.05%	-7.16%	-17.06%	-16.74%

Net Interest Income Growth, current quarter to prior quarter, annualized	-18.62%	0.80%	13.83%	-6.00%	-12.44%

Average Earning Assets to Average Total Assets	88.21%	88.96%	89.49%	89.28%	89.36%

Average Earning Assets to Average Interest-Bearing Liabilities	120.06%	121.49%	120.46%	117.73%	115.15%

Capital Ratios:
Tier 1 leverage ratio	9.83%	9.64%	9.98%	9.49%	9.29%
Tier 1 risk-based capital ratio	12.72%	12.58%	12.87%	12.64%	12.29%
Total risk-based capital ratio	13.98%	13.84%	14.13%	13.90%	13.55%

Risk Weighted Assets	$5,715,605	$5,604,682	$5,793,334	$5,818,104	$5,942,616

Common Book Value Per Common Share	$12.18	$12.57	$12.54	$12.28	$12.29

Total Common Shares Outstanding	51,177,202	51,238,680	52,529,850	52,160,193	51,982,864

NON-GAAP RATIOS (2):
Tangible Total Equity plus Minority Interest (3) to Tangible Assets (4)	6.88%	7.11%	7.33%	7.06%	6.90%

Tangible Total Equity (5) to Tangible Assets (4)	6.67%	6.90%	7.12%	6.86%	6.71%
Tangible Common Book Value Per Common Share, including Convertible Preferred Stock (6)	$9.10	$9.43	$9.51	$9.49	$9.69
Tangible Common Book Value Per Common Share, excluding Convertible Preferred Stock (7)	$7.84	$8.20	$8.25	$8.45	$8.65
(1) Core Deposits includes Total Deposits, less Institutional Time Deposits.

(2)    Management believes that these ratios are meaningful measures because they reflect the equity deployed in the Company’s businesses. The following table sets forth the reconciliation of Common Shareholders’ Equity to Tangible Total Equity plus Minority Interest, Tangible Total Equity and Total Assets to Tangible Assets:

Common Shareholders’ Equity	$623,116	$644,109	$658,765	$640,356	$638,854
Convertible Preferred Stock	91,924	92,050	91,752	80,441	80,441
Preferred Stock of Real Estate Investment Trust Subsidiaries	15,302	15,302	15,302	15,302	15,302

Total Equity plus Minority Interest	730,342	751,461	765,819	736,099	734,597
Less: Goodwill and Other Intangible Assets	(221,861)	(224,095)	(225,229)	(199,816)	(189,299)

Tangible Total Equity plus Minority Interest (3)	$508,481	$527,366	$540,590	$536,283	$545,298

Common Shareholders’ Equity	$623,116	$644,109	$658,765	$640,356	$638,854
Convertible Preferred Stock	91,924	92,050	91,752	80,441	80,441

Total Equity	715,040	736,159	750,517	720,797	719,295
Less: Goodwill and Other Intangible Assets	(221,861)	(224,095)	(225,229)	(199,816)	(189,299)

Tangible Total Equity (5)	$493,179	$512,064	$525,288	$520,981	$529,996

Total Assets	$7,613,295	$7,641,347	$7,601,423	$7,794,301	$8,090,325
Less: Goodwill and Other Intangible Assets	(221,861)	(224,095)	(225,229)	(199,816)	(189,299)

Tangible Assets (4)	$7,391,434	$7,417,252	$7,376,194	$7,594,485	$7,901,026

(3)	Tangible Total Equity plus Minority Interest includes Common Shareholders’ Equity, Convertible Preferred Stock and Preferred Stock of Real Estate Investment Trust Subsidiaries, less Goodwill and Other Intangible Assets.
(4)	Tangible Assets includes Total Assets, less Goodwill and Other Intangible Assets.
(5)	Tangible Total Equity includes Common Shareholders’ Equity and Convertible Preferred Stock, less Goodwill and Other Intangible Assets.
(6)	Computed by dividing the sum of Common Shareholders’ Equity and Convertible Preferred Stock, less Goodwill and Other Intangible Assets by the sum of Total Common Shares outstanding and the number of Common Shares that the Convertible Preferred Stock is converted into.
(7)	Computed by dividing Common Shareholders’ Equity, less Goodwill and Other Intangible Assets by Total Common Shares outstanding.

Greater Bay Bancorp’s Second Quarter 2004 Earnings Results

July 21, 2004

GREATER BAY BANCORP

JUNE 30, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003	Second Quarter 2003
GAAP EPS
Net Income Per Common Share
Basic (1)	$0.45	$0.44	$0.38	$0.40	$0.42
Diluted (2)	$0.43	$0.43	$0.37	$0.39	$0.41

Weighted Average Common Shares Outstanding	51,108,000	52,654,000	52,363,000	52,093,000	51,925,000

Weighted Average Common & Common Equivalent Shares Outstanding (2)	52,613,000	54,266,000	53,961,000	53,134,000	52,745,000

GAAP Ratios
Return on Period Average Assets, annualized	1.29%	1.32%	1.10%	1.11%	1.15%
Return on Period Average Common Shareholders’ Equity, annualized	15.46%	14.82%	13.05%	13.93%	14.62%
Return on Period Average Total Equity, annualized	13.51%	13.04%	11.56%	12.37%	12.97%
Net Interest Margin - Average Earning Assets (3)	4.29%	4.51%	4.33%	4.06%	4.11%
Operating Expense Ratio (4)	4.06%	4.26%	3.82%	3.61%	3.59%
Efficiency Ratio (5)	65.04%	65.16%	64.00%	62.21%	62.21%
Total Operating Expenses	$77,075	$80,044	$74,079	$72,541	$72,246
Total Revenue	$118,507	$122,844	$115,755	$116,612	$116,125

NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (6)	57.24%	59.00%	54.11%	54.88%	56.04%
ABD Operating Expenses	$28,268	$28,139	$26,761	$25,880	$22,852
ABD Revenue	$33,245	$34,870	$28,301	$31,591	$27,991

(1)	Net income available to common shareholders is based on total net income less preferred dividends of $1.7 million for Q2 and Q1, 2004, $1.5 million for Q4, Q3 and Q2 2003.
(2)	The convertible preferred stock was considered anti-dilutive in Q2 and Q1 2004, Q4, Q3 and Q2 2003, whereby the preferred dividends of $1.7 million divided by the common stock equivalent of the convertible preferred stock of 3,041,000 shares and 3,043,000 shares in Q2 and Q1 2004 were greater than the diluted earnings per share and the preferred dividends of $1.5 million divided by the common stock equivalent of the convertible preferred stock of 2,718,000 shares in Q4, Q3 and Q2 2003 were greater than the diluted earnings per share.
(3)	Net interest income for the period, annualized and divided by average quarterly interest earning assets.
(4)	Total operating expenses for the period, annualized and divided by average quarterly assets.
(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).
(6)	Total operating expenses minus ABD operating expenses divided by total revenue minus ABD revenue.

Greater Bay Bancorp’s Second Quarter 2004 Earnings Results

July 21, 2004

GREATER BAY BANCORP

JUNE 30, 2004 - FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED CONSOLIDATED OPERATING RATIOS FOR THE SIX MONTH PERIODS:

	YTD Jun 30 2004	YTD Jun 30 2003
GAAP EPS
Net Income Per Common Share
Basic (1)	$0.89	$0.87
Diluted (2)	$0.86	$0.86

Weighted Average Common Shares Outstanding	51,881,000	51,831,000

Weighted Average Common & Common Equivalent Shares Outstanding (2)	53,435,000	52,420,000

GAAP Ratios
Return on Period Average Assets, annualized	1.31%	1.21%
Return on Period Average Common Shareholders’ Equity, annualized	15.13%	15.59%
Return on Period Average Total Equity, annualized	13.27%	13.80%
Net Interest Margin - Average Earning Assets (3)	4.40%	4.22%
Operating Expense Ratio (4)	4.16%	3.67%
Efficiency Ratio (5)	65.10%	61.42%
Total Operating Expenses	$157,119	$145,588
Total Revenue	$241,351	$237,056

NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (6)	58.14%	55.66%
ABD Operating Expenses	$56,407	$46,408
ABD Revenue	$68,115	$58,853

(1)	Net income available to common shareholders is based on total net income less preferred dividends of $3.3 million for YTD June 2004 and $3.0 million for YTD June 2003.
(2)	The convertible preferred stock was considered anti-dilutive in YTD June 2004 and YTD June 2003, whereby the preferred dividends of $3.3 million divided by the common stock equivalent of the convertible preferred stock of 3,042,000 shares in YTD June 2004 were greater than the diluted earnings per share and the preferred dividends of $3.0 million divided by the common stock equivalent of the convertible preferred stock of 2,751,000 shares in YTD June 2003 were greater than the diluted earnings per share.
(3)	Net interest income for the period, annualized and divided by YTD average interest earning assets.
(4)	Total operating expenses for the period, annualized and divided by YTD average assets.
(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).
(6)	Total operating expenses minus ABD operating expenses divided by total revenue minus ABD revenue.